                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]
FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]
----------------------------------------------

Check the appropriate box:

[ ]   Preliminary Proxy Statement          [ ]  Confidential, For Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           VERMONT PURE HOLDINGS, LTD.
                (Name of Registrant as Specified In Its Charter)

                                 NOT APPLICABLE
                   (Name of Person(s) Filing Proxy Statement)

     PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
     [X]  No fee required.
     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.
     (1)  Title of each class of securities to which transaction applies:_____
     (2)  Aggregate number of securities to which transaction applies:_____
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):_____
     (4)  Proposed maximum aggregate value of transaction:_____
     (5)  Total fee paid:_____

     [ ]  Fee paid previously with preliminary materials.

     [ ]  Check box if any part of the fee is offset as provided by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
          (1)  Amount Previously Paid:_____
          (2)  Form, Schedule or Registration Statement no.:_____
          (3)  Filing Party:_____
          (4)  Date Filed: _____
     ---------------------------------------------------------------------------

                           VERMONT PURE HOLDINGS, LTD.
                       ROUTE 66, CATAMOUNT INDUSTRIAL PARK
                             RANDOLPH, VERMONT 05060
                           ---------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 2, 2000
                           ---------------------------

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Vermont Pure Holdings, Ltd. ("Company") will be held at the Radisson Hotel, 60 Battery Street, Burlington, Vermont 05401 on Tuesday, May 2, 2000 at 1:30 P.M. local time, for the following purposes:

        1. To elect eight directors to hold office until the Annual Meeting of Stockholders in 2001 and until their respective successors have been duly elected and qualified;

        2. To transact such other business as may properly come before the meeting, and any adjournment(s) thereof.

        The record date for the Annual Meeting is March 17, 2000. Only stockholders of record at the close of business on March 17, 2000 will be entitled to notice of, and to vote at, the Meeting and any adjournments thereof.

        YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT, WHICH CONTAINS INFORMATION RELEVANT TO THE ACTIONS TO BE TAKEN AT THE MEETING. IN ORDER TO ASSURE THE PRESENCE OF A QUORUM, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ADDRESSED, POSTAGE PREPAID ENVELOPE. YOU MAY REVOKE YOUR PROXY IF YOU SO DESIRE AT ANY TIME BEFORE IT IS VOTED.

                                              By Order of the Board of Directors



                                              Bruce S. MacDonald
                                              Secretary
Randolph, Vermont
March 27, 2000

                           VERMONT PURE HOLDINGS, LTD.

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------


                               GENERAL INFORMATION


        This Proxy Statement and the enclosed form of proxy are furnished in connection with solicitation of proxies by the Board of Directors ("Board") of Vermont Pure Holdings, Ltd. ("Company") to be used at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 2, 2000, and any adjournment or adjournments thereof ("Annual Meeting"). The matters to be considered at the Annual Meeting are set forth in the attached Notice of Meeting.

        The Company's executive offices are located at Route 66, Catamount Industrial Park, Randolph, Vermont 05060. The Company's telephone number is 802-728-3600. This Proxy Statement and the enclosed form of proxy are first being sent to stockholders on or about March 27, 2000.

RECORD DATE AND OUTSTANDING SHARES

        The Board has fixed the close of business on March 17, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any and all adjournments thereof. As of the record date, the Company had issued and outstanding 10,289,758 shares of Common Stock, par value $.001 ("Common Stock"), comprising all of the Company's issued and outstanding voting stock. Each stockholder of the Company will be entitled to one vote for each share of Common Stock.

SOLICITATION AND REVOCATION

        Proxies in the form enclosed are solicited by and on behalf of the Board. The persons named in the proxy have been designated as proxies by the Board. Any proxy given pursuant to such solicitation and received in time for the Annual Meeting will be voted as specified in such proxy. If no instructions are given, proxies will be voted.

        "FOR" the election of the nominees listed below under "Election of Directors,"

and in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the Meeting and any adjournments thereof. In the event that any other matters are properly presented at the Annual Meeting for action, the persons named in the proxy will vote the proxies in accordance with their best judgment. Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time before it is exercised by written notification delivered to the Secretary of the Company, by voting in person at the Annual Meeting, or by delivering another proxy bearing a later date. Attendance by a stockholder at the Annual Meeting does not alone serve to revoke his or her proxy.

QUORUM

        The presence, in person or by proxy, of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a particular matter. Similarly, a broker may not be permitted to vote stock ("broker non-vote") held in street name on a particular matter in the absence of instructions from the beneficial owner of such stock. The shares subject to a proxy which are not being voted on a particular matter (because of either stockholder withholding or broker non-vote) will not be considered shares entitled to vote on such matter. These shares, however, may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum.

VOTING

        If a quorum is present at the Meeting, the persons nominated for election as directors will be elected by a plurality of the shares of Common Stock voted at the Annual Meeting. "Plurality" means that the nominees who receive the highest number of votes will be elected as the directors of the Company for the ensuing year.


                      PROPOSAL 1 --- ELECTION OF DIRECTORS

        The current directors of the Company, all of whom are listed in the table below, have been designated by the Board as candidates for re-election as directors to serve until the next annual meeting of stockholders or until their respective successors have been elected and qualified. Unless otherwise specified in the form of proxy, the proxies solicited by the management will be voted "FOR" the election of these candidates. In case any of these nominees become unavailable for election to the Board, an event which is not anticipated, the persons named as proxies, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any other nominee in accordance with their judgment.


                        DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth certain information concerning each director of the Company continuing in office, each nominee for election as director and each executive officer of the Company:

NAME                            AGE                      POSITION

Timothy G. Fallon               46               Chief Executive Officer,
                                                 President and Chairman of the
                                                 Board
Phillip Davidowitz              68               Director
Robert C. Getchell              51               Director
Frank G. McDougall, Jr.         50               Director
David R. Preston                59               Director

Norman E. Rickard               63               Director
Beat Schlagenhauf               48               Director
Richard Worth                   50               Director
Bruce S. MacDonald              41               Chief Financial Officer,
                                                 Treasurer and Secretary

        The business experience during at least the last five years of each of the directors and the executive officers of the Company is as follows:

        Timothy G. Fallon has been the Chief Executive Officer and President and a director of the Company since November 1994. In April 1998, he was appointed Chairman of the Board of Directors. From January 1992 to November 1994, Mr. Fallon was the Senior Vice President, Sales and Marketing for Cadbury Beverages, Inc. From October 1989 to December 1991, Mr. Fallon was Vice President of Sales for Canada Dry USA, a division of Cadbury Beverages, Inc. From July 1984 to September 1989, Mr. Fallon served as Vice President - Sales and Marketing for Pepsi Cola Bottling Company New York City, Inc.

        Phillip Davidowitz has been a director of the Company since June 1998. Mr. Davidowitz has been President of TSE Clearing Services, Inc. since 1980 and Vice Chairman of Transatlantic Securities Co. since 1988. He is a member of the New York Stock Exchange.

        Robert C. Getchell has been a director of the Company since December 1994. Mr. Getchell has been a principal of Getchell Professional Association, a firm of certified public accountants in Quechee, Vermont, for more than the past five years. In July 1992, Mr. Getchell was appointed to the Vermont Economic Development Authority and served as its chairman from 1996 through 1998.

        Frank G. McDougall, Jr. has been a director since June 1994 and was Chairman of the Board from November 1994 through March 1998. From January 1995 to December 1997, Mr. McDougall was a part-time employee of the Company. From December 1993 until January 1995 and since January 1998, Mr. McDougall has acted as a consultant to the Company in the areas of management and government relations and regulation through Frank McDougall & Associates, a company he founded in October 1993. Since March 1996, Mr. McDougall has been the Director of Corporate and Government Relations for the Dartmouth Hitchcock Medical Center and the Hitchcock Clinic. From July 1990 to October 1993, Mr. McDougall was the Secretary of the Agency of Development and Community Affairs of the State of Vermont. In March 1997, Mr. McDougall was appointed to the Vermont Board of Education.

        David R. Preston has been a director of the Company since October 1995. Mr. Preston has been a consultant and adjunct professor of Suffolk University in Boston, Massachusetts since September 1995. From 1990 to July 1995, Mr. Preston was a division president at Kayser-Roth Corporation, a sock and hosiery manufacturer, located in Greensboro, North Carolina. Since September 1996, he has been a Senior Associate with Renaissance Management Group LLC, a management consulting firm. Mr. Preston is a retired division president and corporate officer of the Gillette Company.

        Norman E. Rickard has been a director of the Company since May 1995. Mr. Rickard, who is retired, was the President of Xerox Document Services Group of Xerox Corporation and a Corporate

Senior Vice President. Mr. Rickard had been employed by Xerox Corporation since 1967 in various capacities, including President of Xerox Business Services, Director of Business Effectiveness, Director of the Worldwide Strategic Manufacturing Project, Director of Staff Operations and Vice President of Quality. He is also currently a director of National Alliance of Business, Optical Dynamic Corporation and Health Now.

        Beat Schlagenhauf has been a director of the Company since July 1993. Mr. Schlagenhauf has been a principal of Schlagenhauf & Partners, a portfolio management company in Zurich, Switzerland, for more than the past thirteen years.

        Richard Worth has been a director of the Company since June 1994. Since 1997, Mr. Worth has been the Chairman and Chief Executive Officer of Cool Fruits, Inc. From 1994 to 1997, Mr. Worth was the Chairman and Chief Executive Officer of The Delicious/Frookie Co., a manufacturer and marketer of cookies and snack products. From 1986 to 1994, Mr. Worth was the Chairman and Chief Executive Officer of R.W. Frookies, Inc., a manufacturer and marketer of cookies and snack products. From 1978 to 1985, Mr. Worth owned and operated Sorrell Ridge, Inc., a manufacturer and marketer of jams.

        Bruce S. MacDonald has been Chief Financial Officer and Treasurer of the Company since May 1993. During 1999, he was assigned the additional responsibility of Chief Operating Officer. From 1987 to May 1993, Mr.
MacDonald was Controller of Cabot Cooperative Creamery Incorporated.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

        During the fiscal year ended October 30, 1999, the Board of Directors of the Company met five (5) times, and the Audit Committee and Compensation Committee met three (3) times and one (1) time, respectively. The Board has no Nominating Committee but does have an Executive Committee. No incumbent director attended fewer than 75% of the total number of meetings of the Board and Committees of the Board on which he served.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities ("ten percent stockholders") to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and ten percent stockholders are charged by the SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during fiscal 1999, and, if applicable, written representations that Form 5 was not required, the Company believes that all
Section 16(a) filing requirements applicable to its officers, directors and ten percent stockholders were fulfilled in a timely manner.

                REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

        The following tables show (1) the cash compensation paid by the Company, as well as certain other compensation paid or accrued, to the Chief Executive Officer and Chief Financial Officer of the Company for the fiscal years ended October 25, 1997, October 31, 1998 and October 30, 1999 (2) information reporting options granted to the Chief Executive Officer and the Chief Financial Officer during the fiscal year ended October 30, 1999, and (3) information regarding the value of all options granted to the Chief Executive Officer and Chief Financial Officer at the end of the fiscal year ended October 30, 1999. The Company has no other executive officers.

--------------------------------------------------------------------------------------------------------------------
                                        SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------------------------
                                                         ANNUAL COMPENSATION            LONG TERM COMPENSATION
                                                     ----------------------------- ---------------------------------
                                             FISCAL      SALARY         BONUS         OPTIONS/         ALL OTHER
        NAME AND PRINCIPAL POSITION           YEAR         ($)           ($)         (# SHARES)     COMPENSATION ($)
------------------------------------------- -------- --------------- ------------- --------------- -----------------
Timothy G. Fallon                            1999       $186,400       $195,000         -0-            $14,740
Chief Executive Officer and                  1998       $186,400       $202,500         -0-            $ 6,859
President                                    1997       $184,000       $150,000       690,000(1)       $ 5,278
--------------------------------------------------------------------------------------------------------------------
Bruce S. MacDonald                           1999       $ 85,000       $ 75,000         -0-            $ 8,612
Chief Financial Officer and                  1998       $ 85,000       $ 55,000        30,000          $ 3,937
Treasurer                                    1997       $ 75,000       $ 30,000       101,000(2)       $ 4,204
====================================================================================================================

(1) This amount represents 440,000 options with an exercise price per share of $2.50 issued in replacement for 400,000 options with an exercise price of $2.25 per share, a net increase of 40,000 options, and 250,000 options with an exercise price per share of $2.50. The amount under "All Other Compensation" represents a car allowance and life and disability insurance expenses.

(2) This amount represents 51,000 options with an exercise price per share issued of $2.50 issued in replacement for 45,000 options with a weighted average exercise price of $2.58 per share, a net increase of 6,000 options, and 50,000 options granted with an exercise price per share of $2.50. The amount under "All Other Compensation" represents car, life and disability insurance allowances.

         The Company cannot determine, without unreasonable effort or expense, the specific amount of certain personal benefits afforded to its employees, or the extent to which benefits are personal rather than business. The Company has concluded that the aggregate amounts of such personal benefits which cannot be specifically or precisely ascertained do not in any event exceed, as to the individuals named in the preceding table, the lesser of $50,000 or 10% of the compensation reported in the preceding table for such individuals, and that such information set forth in the preceding table is not rendered materially misleading by virtue of the omission of the value of such personal benefits.

     The executive officers named in the preceding summary compensation table were not granted options or shares during the fiscal year ended October 30, 1999.

----------------------------------------------------------------------------------------------------------------
                                      AGGREGATE YEAR-END OPTION VALUES
----------------------------------------------------------------------------------------------------------------
                                       NUMBER OF UNEXERCISED OPTIONS       VALUE OF UNEXERCISED IN-THE-MONEY
                                           AT FISCAL YEAR-END (#)          OPTIONS AT FISCAL YEAR-END ($)(1)
                                       --------------------------------- ---------------------------------------
               NAME                    EXERCISABLE      UNEXERCISABLE        EXERCISABLE       UNEXERCISABLE
-------------------------------------- -------------- ------------------ ------------------ --------------------
Timothy G. Fallon                        568,000           150,000            $177,784            $46,950
Chief Executive Officer and
President
-------------------------------------- -------------- ------------------ ------------------ --------------------
Bruce S. MacDonald, Chief                 91,000            50,000            $ 29,153            $ 9,390
Financial Officer and Treasurer
================================================================================================================

(1) As of October 30, 1999, the closing price per share of Common Stock was $2.813 on the American Stock Exchange.


EXECUTIVE PARTICIPATION IN COMPENSATION DECISIONS AND COMPENSATION COMMITTEE; AUDIT COMMITTEE

         Compensation decisions during the fiscal year ended October 30, 1999 were made by the Board of Directors upon the recommendation of the Compensation Committee. The Compensation Committee is empowered to make recommendations to the Board relating to the overall compensation arrangements for senior management of the Company and any compensation plans in which officers and directors of the Company are eligible to participate. The Compensation Committee is comprised of Messrs. McDougall, Preston and Getchell. No person serving on the Compensation Committee at any time during fiscal 1999 was an executive officer of the Company or had any relationship required to be disclosed under
Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission. As disclosed elsewhere in this Proxy Statement, Mr. McDougall was a part-time employee of the Company through December 1997.

         The Company also has an Audit Committee, the members of which are Messrs. Getchell, Preston and Rickard. The Audit Committee, among other things, is empowered to recommend to the Board the engagement of the independent auditors and to review the scope and procedures of the activities of the independent auditors and the reports on their audits. The Audit Committee meets periodically with the independent auditors and management to review their work and confirm that they are properly discharging their responsibilities.


EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

         In October 1997, the Company executed an employment agreement with Timothy G. Fallon which has an effective date of November 1, 1996 and expires November 1, 2001. This Agreement was amended during October 1999 but still expires on November 1, 2001. Pursuant to the agreement, which replaced a prior agreement dated November 4, 1994, Mr. Fallon acts as the Chief Executive Officer and President of the Company. His annual base salary has been increased to $205,000, which is reviewed annually by the Board. The Company provides Mr. Fallon with an automobile and disability insurance allowance. If his employment is terminated without cause (including a deemed termination by reason of a "Change of Control", as defined), Mr. Fallon is entitled to receive life and health insurance benefits together with severance payments equal to 1.0 times his annual base salary plus $150,000 payable over 12 months if such termination occurs in fiscal years 2000 through 2001. In each case, Mr. Fallon will be subject to a period of non-competition equal to the greater of 12 months or the period during which severance is paid. No benefits are due if Mr. Fallon's employment is terminated for "cause," as defined.

         In addition to bonus payments disclosed above that were paid to him with respect to fiscal 1999, Mr. Fallon is entitled to incentive bonuses based upon the achievement of certain performance goals of the Company for fiscal years 2000 and 2001. For fiscal years 2000 and 2001, his incentive compensation will include payments of $75,000 for meeting Board approved target sales and $75,000 for meeting Board approved target EBITDA, again with greater or lesser payments (non-cumulative) for achieving targets within specified ranges above or below budget. Mr. Fallon is also entitled to receive special bonuses if the Company achieves sales of $40,000,000 or $50,000,000 during fiscal years ending October 2000 or October 2001. These bonuses are, respectively, $25,000 and $50,000. These bonuses are cumulative and may be earned in the same fiscal year. If the Company can maintain or exceed a $5.00 per share stock price for 54 out of the 60 consecutive trading days during the period November 1, 1999 through October 31, 2001 Mr. Fallon will receive a special bonus of $50,000.

         On and as of November 1, 1997, the Company entered into an employment agreement with Bruce S. MacDonald which expires November 1, 2001. Pursuant to the agreement, Mr. MacDonald acts as the Chief Financial Officer and Treasurer of the Company. His annual base salary has been increased to $100,000, to be reviewed annually by the Board. The Company provides Mr. MacDonald with automobile and disability insurance allowances. If his employment is terminated without cause (including a deemed termination by reason of a "Change of Control," as defined), Mr. MacDonald is entitled to receive life and health insurance benefits together with severance payments equal to 1.0 times his annual base salary plus $50,000 payable over 12 months if such termination occurs in fiscal years 2000 through 2001. In each case, Mr. MacDonald will be subject to a period of non-competition equal to the greater of 12 months or the period during which severance is paid. No benefits are due if Mr.
MacDonald's employment is terminated for "cause," as defined.

         In addition to the bonus payments disclosed above that were paid to him with respect to fiscal 1999, Mr. MacDonald is entitled to incentive bonuses based upon the achievement of certain performance goals of the Company for fiscal years 2000 to 2001. Mr. MacDonald's incentive compensation for each of these years is $50,000 for meeting Board approved target EBITDA, with greater or lesser payments (non-cumulative) for meeting EBITDA targets within specified ranges.

         Effective November 1, 1999, the Company entered into a consulting agreement with Frank G. McDougall, Jr., a director of the Company, through Frank McDougall & Associates for a term of one year. Pursuant to that agreement, Mr. McDougall provides consulting services to the Company in the area of government relations and regulations. Mr. McDougall was paid an initial fee of $10,000 on November 1, 1999 and will receive $1,000 per month from the Company in exchange for providing consulting services. As part of this agreement, Mr. McDougall has waived all compensation as a director.

COMPENSATION OF DIRECTORS

         Directors who are employees or consultants of the Company do not receive any fees for attending Board meetings. Directors who are not employees or consultants of the Company receive $750 for each meeting of the Board attended and $7,500 each year, subject to reduction by (i) 50% if the director misses two meetings, and (ii) 100% if the director misses more than two meetings. Directors serving on a Committee receive $400 for each Committee meeting attended. In addition, the Board voted in September 1998 to automatically issue 5,000 Common Stock options to each outside director at the beginning of each fiscal year. Such option issuances to directors are limited to 105,000 options in total.

COMPENSATION COMMITTEE REPORT

         The Compensation Committee of the Board is composed of three directors, Messrs. McDougall, Getchell and Preston. The Compensation Committee also administers the Company's stock option plans and employee stock purchase plan. This Committee is charged with the responsibility of reviewing and approving executive officers' compensation and approving all discretionary grants of stock options under the Company's stock option plan. The following describes the compensation programs in effect during fiscal 1999.

Compensation Policy

         The Company's compensation policies are designed to pay executives an annual salary that is industry competitive and an annual bonus that is based both on the performance of the Company and on individual goals established for each of the executives for the fiscal year. The Company also has longer term incentives based on stock options. All three components of compensation are reviewed annually by the Committee to ensure that salaries remain competitive, that bonuses reward performance and that stock options provide continued incentives.

         Salaries for executive officers are based on the duties and responsibilities of the position held by the executive compared with executive officers of other companies in the industry. Salaries are reviewed and established within the parameters set forth in employment agreements. Various industry salary surveys are reviewed and provided to the Committee to review in establishing compensation.

         The officer's performance over the prior year is assessed by comparing it to objectives and goals that are established by the Board, the Committee and management in a strategic planning process. Payment of bonuses is currently determined by reference to specific performance related formulas in the employment agreements. The Committee approves all such determinations.

         The Company periodically grants stock options to some or all of its executives and key employees as a means of creating a long-term incentive and benefit. Such stock options are generally granted at the fair market value of shares of Common Stock on the date of grant. Thus, no benefit will accrue to the executive or key employee from the stock option grant until the Common Stock appreciates. This creates a long-term goal for appreciation of the Common Stock which coincides with the interests of the stockholders.

Chief Executive Officer Compensation

         As noted under "Employment Contracts and Change-in-Control Agreements," the Company has an employment contract with Mr. Fallon that provides for bonuses upon the achievement of sales and EBITDA goals approved by the Board. The bonus paid to Mr. Fallon in fiscal 1999 was determined and calculated with reference to those goals. The Company did not grant any stock options to Mr. Fallon in fiscal 1999.


                                                COMPENSATION COMMITTEE

                                                Frank G. McDougall, Jr.
                                                Robert C. Getchell
                                                David R. Preston


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Frank G. McDougall, Jr., Robert C. Getchell and David R. Preston served on the Compensation Committee during fiscal 1999. Except for Mr. McDougall, who acts as a consultant to the Company in the areas of management and government relations and regulation, persons serving on the Compensation Committee had no relationships with the Company other than their relationship to the Company as directors entitled to the receipt of standard compensation as directors and members of certain committees of the Board and their relationship to the Company as stockholders. No person serving on the Compensation Committee or on the Board of Directors is an executive officer of another entity for which an executive officer of the Company serves on the board of directors or on that entity's compensation committee.

PERFORMANCE GRAPH

         The following Performance Graph compares the performance of the Company's cumulative stockholder return with that of a broad market index (the NASDAQ Market Index) and a published industry index (the SIC Code Index for Grocery Related Products) for each of the most recent five fiscal years. The cumulative stockholder return for shares of Common Stock and each of the indices is calculated assuming that $100 was invested on October 31, 1994. The Company paid no cash dividends during the periods shown. The performance of the indices is shown on a total return (dividends reinvested) basis. The graph lines merely connect year-end dates and do not reflect fluctuations between those dates.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                       AMONG VERMONT PURE HOLDINGS, LTD.,
                     NASDAQ MARKET INDEX AND SIC CODE INDEX

                                    --------------------------------- FISCAL YEAR ENDING ---------------------------------
COMPANY/INDEX/MARKET                10/31/1994     10/31/1995      10/31/1996     10/31/1997     10/31/1998     10/31/1999

Vermont Pure Holdings Ltd.              100.00          58.33           75.00         137.50         104.17          93.75

Groceries, Related Prods, NEC           100.00         100.90           92.96         127.62          63.50          81.76

NASDAQ Market Index                     100.00         118.62          139.30         182.56         206.42         340.72





                     ASSUMES $100 INVESTED ON NOV. 1, 1994
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING OCT. 30, 1999








                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The table and accompanying footnotes on the following pages set forth certain information as of February 15, 2000 with respect to the stock ownership of (i) those persons or groups who beneficially own more than 5% of the Company's Common Stock, (ii) each director and director-nominee of the Company,
(iii) the Company's Chief Executive Officer and Chief Financial Officer, and
(iv) all directors and executive officers of the Company as a group (based upon information furnished by such persons). The Company has no other executive officers. Shares of Common Stock issuable upon exercise of options and warrants which are currently exercisable or exercisable within 60 days of the date of this table have been included in the following table.

                                 AMOUNT AND NATURE OF           PERCENTAGE OF
                                      BENEFICIAL             OUTSTANDING SHARES
OWNER'S NAME AND ADDRESS              OWNERSHIP                     OWNED
------------------------         ---------------------       ------------------

Timothy G. Fallon                     570,000(2)                    5.3%

Phillip Davidowitz                     15,000(1)                     .1%

Robert C. Getchell                     67,000(3)                     .6%

Frank G. McDougall, Jr.                82,000(1)                     .8%

David R. Preston                       71,000(4)                     .7%

Norman E. Rickard                      67,000(5)                     .6%

Beat Schlagenhauf                      67,000(1)                     .6%

Richard Worth                          67,000(6)                     .6%

Bruce S. MacDonald                     91,000(1)                     .8%

All Officers and Directors          1,097,000(7)                   10.2%
as a group (9 individuals)
--------------------------



(1) Represents shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of the date of this table.

(2) Includes 568,000 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of the date of this table.

(3) Includes 62,000 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of the date of this table.

(4) Includes 49,000 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of the date of this table.

(5) Includes 65,000 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of the date of this table.

(6) Includes 59,000 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of the date of this table.

(7) Includes 1,078,500 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of the date of this table.


                             INDEPENDENT ACCOUNTANTS

         The Company has selected Feldman Sherb Ehrlich & Co., P.C. (formerly Feldman Radin & Co., P.C.), of New York City as its independent accountants for the fiscal year ending October 30, 1999. A representative of Feldman Sherb Ehrlich & Co., P.C., is expected to be present at the meeting with an opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.


                             SOLICITATION OF PROXIES

         The solicitation of proxies in the enclosed form is made on behalf of the Company and the cost of this solicitation is being paid by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph using the services of directors, officers and regular employees of the Company at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for expenses incurred in sending proxy material to beneficial owners of the Company's stock.


                              STOCKHOLDER PROPOSALS

         In order to be eligible for inclusion in the Company's proxy statement and form of proxy for the Company's annual meeting scheduled to be held in 2001, stockholder proposals must comply with SEC Rule 14a-8 and any other applicable rules and must be delivered to the Company's principal executive offices at least 120 days prior to the anniversary date of mailing of this Proxy Statement or, where the annual meeting date has changed more than 30 days from the prior year, a reasonable time before the Company mails its proxy materials for the ensuing year. Accordingly, stockholder proposals for the 2001 annual meeting that are intended to comply with SEC Rule 14a-8 should be received 120 days before the anticipated March 27 mailing date for the meeting, or November 27, 2000.

         In addition, SEC Rule 14a-4 provides that with respect to any proposal or nomination made by a stockholder at the annual meeting scheduled to be held in 2001, the persons named as proxies by the Company in its solicitation materials will have discretionary authority to vote on such proposal or nomination if the Company did not have notice of the matter within 45 days of the anniversary date of mailing of this Proxy Statement or, where the annual meeting date has changed more than 30 days from the prior year, a reasonable time before the Company mails its proxy materials for the ensuing year. Accordingly, the persons named as proxies will have discretionary authority with respect to any stockholder proposal or nomination for the anticipated 2001 meeting that is received fewer than 45 days before the anticipated March 27 mailing date for the meeting, i.e., received after February 10, 2001.


                                 OTHER BUSINESS

         Action may be taken on the business to be transacted at the meeting on the date provided in the Notice of the Annual Meeting or any date or dates to which an original or later adjournment of such meeting may be adjourned. As of the date of this Proxy Statement, the management does not know of any other matters to be presented at the meeting. If, however, other matters properly come before the meeting, whether on the original date provided in the Notice of Annual Meeting or any dates to which any original or later adjournment of such meeting may be adjourned, it is intended that the holders of the proxy have discretion to vote in accordance with their best judgment.

                                              By Order of Board of Directors


                                              Bruce S. MacDonald
                                              Secretary


Randolph, Vermont
March 27, 2000

                       VERMONT PURE HOLDINGS, LTD. - PROXY

                       SOLICITED BY THE BOARD OF DIRECTORS
                FOR THE ANNUAL MEETING TO BE HELD ON MAY 2, 2000

         The undersigned Stockholder(s) of VERMONT PURE HOLDINGS, LTD., a Delaware corporation ("Company"), hereby appoints Frank G. McDougall, Jr. and Timothy G. Fallon, or either of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the shares of stock held by the undersigned or which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 2, 2000 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given on the reverse and in the discretion of the proxies upon all other matters that may properly come before the Meeting. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ALL OF THE FOLLOWING PROPOSALS.

         The undersigned hereby revokes all proxies, if any, hitherto given by him to others for said Meeting.

                  (CONTINUED, AND TO BE SIGNED, ON OTHER SIDE.)

                         PLEASE DATE, SIGN AND MAIL YOUR

                      PROXY CARD BACK AS SOON AS POSSIBLE!


                         ANNUAL MEETING OF STOCKHOLDERS

                           VERMONT PURE HOLDINGS, LTD.


                                   MAY 2, 2000


                 PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED
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
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      A [X] Please mark your
            votes as in this
            example

           FOR all nominees   WITHHOLD            NOMINEES:
           listed at right    AUTHORITY to          Timothy G. Fallon
           except as marked   vote for all          Phillip Davidowitz
           to the contrary    nominees              Robert C. Getchell
           below              listed at right       Frank G. McDougall, Jr.
                                                    David R. Preston
1. Election of    [ ]            [ ]                Norman E. Rickard           2. In their discretion, the proxies are authorized
   the following                                    Beat Schlagenhauf              to vote upon such other business as may come
   Directors:                                       Richard Worth                  before the meeting or any adjournment thereof.


   INSTRUCTIONS: To withhold authority to vote
   for any individual nominee, write that                                       I PLAN ON ATTENDING THE ANNUAL MEETING  [ ]
   nominee's name in the space below.


   -------------------------------------------







   Signature __________________________ Signature if held jointly ______________________________________ Dated ______________, 2000

   NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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